Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-203101) pertaining to the 2014 Omnibus Incentive Plan of Atento S.A. of our report dated March 31, 2015, with respect to the consolidated financial statements of Atento S.A. and subsidiaries, included in this Annual Report (Form 20-F) for the year ended December 31, 2014.

Ernst & Young, S.L.

/s/ Carlos Hidalgo Andres
Carlos Hidalgo Andres

Madrid, Spain

March 31, 2015